UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 24, 2008 (November 19, 2008)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of C. Gregory Harper

On November 19, 2008, Greg Harper notified the company of his resignation as President and Chief Executive Officer and as a member of the Board of Directors of Spectra Energy Partners GP, LLC, the general partner of Spectra Energy Partners, LP, effective as of December 5, 2008. Mr. Harper has resigned from his positions at Spectra Energy Partners to pursue another opportunity. At this time, the Board of Directors has not appointed a successor to Mr. Harper’s position as an officer and Spectra Energy, the owner of our general partner, has not appointed a successor to fill Mr. Harper’s vacancy on the Board of Directors. Both Spectra Energy and the Board of Directors are in the process of identifying a candidate to fill such positions.

A copy of the news release relating to this disclosure is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spectra Energy Partners, LP, dated November 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

Date: November 24, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Partners, LP, dated November 24, 2008